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                                                                    Exhibit 99.1
 NEWS RELEASE                               Contact:    David R. Schroder
 For Immediate Release                                  101 Second Street, S.E.,
                                                        Suite 800
                                                        Cedar Rapids, Iowa 52401
                                                        Phone (319) 363-8249

                           MACC PRIVATE EQUITIES INC.
                      ANNOUNCES RESULTS OF FISCAL YEAR 2006

CEDAR RAPIDS,  IOWA -- (January 12, 2007) -- On December 28, 2006,  MACC Private
Equities Inc. (NASDAQ Capital Market:  MACC) announced its results of operations for its fiscal year 2006 and the completion of its annual audit.

     For fiscal year 2006, MACC recorded total investment  income of $1,190,044, as compared to total  investment  income of $2,491,927 for fiscal year 2005. The decrease  in  investment  income was the net effect of a  $792,901  decrease  in interest  income and a $459,127  decrease in dividend  income.  Total  operating expenses for fiscal year 2006 were  $2,211,196,  as compared to  $4,277,829  for fiscal year 2005. The decrease in total operating  expenses is the net effect of a $876,409 decrease in interest expense, a $273,251 decrease in management fees, a $498,026 decrease in incentive fees, a $297,595 decrease in professional fees, and a decrease of $121,352 in other expenses.  Net investment expense for fiscal year 2006 was $1,171,152,  as compared to a net investment expense of $1,855,902 in fiscal year 2005.

     Net  realized  gain on  investments  for  fiscal  year  2006 was  $3,645 as compared to a net realized gain on  investments  of  $3,672,664  for fiscal year
2005.  During the fiscal 2006,  MACC had unrealized  depreciation of $981,960 at
September  30,  2006,  a change  of  $885,531  from the  $96,429  of  unrealized depreciation at September 30, 2005.

     These items resulted in a net decrease in net assets from operations at the end of fiscal year 2006 of  $2,046,741,  as  compared  to a net  increase in net assets from  operations at the end of fiscal year 2005 of  $2,588,388.  MACC net asset value at September 30, 2006, was $11,618,234 as compared to $13,664,975 at
September  30,  2005.  MACC's net asset  value per share  decreased  to $4.71 at
September 30, 2006, from $5.54 at September 30, 2005.

     MACC  reported in its Annual Report filed as an exhibit to its Form 10-K on
December  28,  2006,  that in fiscal year 2006,  MACC's  management  made no new investments and continued the sale of portfolio  investments,  expense reduction and the repayment of debt owed to the U.S. Small Business  Administration (SBA).
As previously reported,  these actions are pursuant to MACC's agreement with the
SBA under which MACC agreed to repay its SBA debt and to not request  additional leverage from the SBA. Once SBA debt is repaid, MACC will evaluate  alternatives to maximize  shareholder  value which may include a resumption of new investment funding or seeking shareholder approval to make liquidating distributions.

     MACC  is  a  business   development  company  in  the  business  of  making
investments in small  businesses in the United States  through its  wholly-owned subsidiary, MorAmerica Capital Corporation, a small business investment company.
MACC  common  stock is traded on the  Nasdaq  Capital  Market  under the  symbol
"MACC."

This  press  release  contains  certain  forward-looking  statements  within the meaning  of the  Private  Securities  Litigation  Reform  Act of 1995 (the "1995
Act").  Such  statements  are  made  in  good  faith  by

MACC pursuant to the safe-harbor  provisions of the 1995 Act, and are identified as including terms such as "may," "will,"  "should,"  "expects,"  "anticipates,"
"estimates,"  "plans," or similar language. In connection with these safe-harbor provisions,  MACC has  identified in its Annual Report to  Shareholders  for the fiscal year ended September 30, 2005,  important factors that could cause actual results  to  differ  materially  from  those  contained  in any  forward-looking statement made by or on behalf of MACC, including,  without limitation, the high risk nature of MACC's  portfolio  investments,  the effects of general  economic conditions on MACC's portfolio companies, the effects of recent or future losses on the ability of MorAmerica  Capital to comply with  applicable  regulations of the Small Business  Administration  and MorAmerica  Capital's  ability to obtain future  funding,  any failure to achieve  annual  investment  level  objectives, changes in prevailing market interest rates, and contractions in the markets for corporate acquisitions and initial public offerings.  MACC further cautions that such factors are not exhaustive or exclusive.  MACC does not undertake to update any  forward-looking  statement  which  may be made  from  time to time by or on behalf of MACC.

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